Filed Pursuant to Rule 424(b)(7)
Registration No. 333-228087

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common stock, par value $0.01 per share	792,968	$44.35 (1)	$35,168,130.80	$4,262.38

(1)

Estimated solely for the purposes of computing the registration fee with respect to 792,968 shares of common stock pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low prices of the common stock on The Nasdaq Global Stock Market on January 2, 2019.

(2)	Calculated in accordance with Rule 457(r) under the Securities Act.

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 31, 2018)

SS&C Technologies Holdings, Inc.
Common Stock

This prospectus supplement relates to the offer and sale from time to time of up to 792,968 shares of common stock, par value $0.01, of SS&C Technologies Holdings, Inc., by Impala Private Holdings I, LLC, the selling shareholder.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “SSNC.” On January 3, 2019, the last reported sale price of our common stock on Nasdaq was $43.37 per share.

We are filing this prospectus supplement pursuant to a registration rights agreement that we entered into with the selling shareholder on November 16, 2018.

The prices at which the selling shareholder may sell the common stock will be determined by the prevailing market price for shares of our common stock or in negotiated transactions. We cannot predict when or in what amounts the selling shareholder may sell any of the shares of our common stock offered by this prospectus supplement. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock by the selling shareholder.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 4, 2019.

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table of contents

Prospectus Supplement

Prospectus

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About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of our common stock by the selling shareholder and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus dated October 31, 2018, which gives more general information, some of which may not apply to this offering. If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The rules of the Securities and Exchange Commission (the “SEC”) allow us to incorporate by reference information into this prospectus supplement. This information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Documents by Reference.” You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the heading “Where You Can Find More Information” before investing in our common stock.

Neither we nor the selling shareholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than our shares of common stock offered hereby, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold on a later date.

Unless the context otherwise requires, in this prospectus supplement, the terms “SS&C,” the “Company,” “we,” “us” and “our” refer to SS&C Technologies Holdings, Inc. and its consolidated subsidiaries.

The Offering

The summary below contains basic information about the offering. It does not contain all of the information that is important to you. You should read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully before making an investment decision.

Selling shareholder	Impala Private Holdings I, LLC
Common stock offered by the selling shareholder	792,968 shares of common stock.
Common stock outstanding before and after this offering	250,807,634 shares.
Terms of the offering	The selling shareholder will determine when and how they will sell the shares of common stock offered by this prospectus supplement, as described in “Plan of Distribution.”
Use of proceeds

The selling shareholder will receive all of the proceeds from the sale of common stock registered pursuant to this prospectus supplement. We will not receive any of such proceeds. Pursuant to the terms of our registration rights agreement with the selling shareholder, we will pay certain expenses associated with the registration of the shares of common stock registered by this prospectus supplement.

Nasdaq symbol	SSNC
Risk factors

See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 2 of the accompanying prospectus for a discussion of the factors you should carefully consider before deciding whether to invest in our common stock.

Unless we state otherwise, all share information in this prospectus supplement is based on the number of shares of common stock outstanding as of December 31, 2018 and does not take into account:

•	1,412,131 shares of common stock issuable upon the vesting of restricted stock units; and

•	4,060,381 shares of common stock available for future issuance under our equity incentive plans as of December 31, 2018.

Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018. These risks and uncertainties are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect us. For more information, see “Where You Can Find More Information.”

Forward-Looking Information

Certain information contained in this prospectus supplement and the accompanying prospectus constitutes forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words.  Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated.  Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry and other industries in which the Company’s clients operate, the Company’s ability to realize anticipated benefits from its acquisitions, including Intralinks, Inc., Eze Software and DST Systems, Inc., the effect of customer consolidation on demand for the Company’s products and services, the increasing focus of the Company’s business on the hedge fund industry, the variability of revenue as a result of activity in the securities markets, the ability to retain and attract clients, fluctuations in customer demand for the Company’s products and services, the intensity of competition with respect to the Company’s products and services, the exposure to litigation and other claims, terrorist activities and other catastrophic events, disruptions, attacks or failures affecting the Company’s software-enabled services, risks associated with the Company’s foreign operations, privacy concerns relating to the collection and storage of personal information, evolving regulations and increased scrutiny from regulators, the Company’s ability to protect intellectual property assets and litigation regarding intellectual property rights, delays in product development, investment decisions concerning cash balances, regulatory and tax risks, risks associated with the Company’s joint ventures, changes in accounting standards, risks related to the Company’s substantial indebtedness, the market price of the Company’s stock prevailing from time to time, and those risks discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017 and of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.

Use of Proceeds

The selling shareholder will receive all of the proceeds from the sale of common stock registered pursuant to this prospectus supplement. We will not receive any of such proceeds. Pursuant to the terms of our registration rights agreement with the selling shareholder, we will pay certain expenses associated with the registration of the shares of common stock registered by this prospectus supplement.

Selling Shareholder

The following table presents information about the beneficial ownership of our common stock by the selling shareholder based on 250,807,634 shares of our common stock outstanding as of December 31, 2018. The information presented regarding the selling shareholder is based upon representations made by the selling shareholder to us. Beneficial ownership is determined in accordance with the rules of the SEC and, in general, persons having voting or investment power with respect to a security are beneficial owners of that security. To our knowledge, the selling shareholder has shared voting and investment power with respect to its shares.

The selling shareholder, or its pledgees, donees, assignees, transferees or other successors in interest, may sell some, all or none of their shares of common stock offered by this prospectus supplement from time to time. We do not know how long the selling shareholder will hold its shares of common stock covered hereby before selling them. Other than the registration rights agreement, we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale of any of the shares of common stock being offered hereunder. We do not know when or in what amounts the selling shareholder may sell or otherwise dispose of the shares of common stock covered hereby. As a result, we cannot estimate the number of shares that will be held by the selling shareholder after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus supplement will be sold by the selling shareholder.

Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering(2)	Percentage of Class Prior to the Offering	Shares of Common Stock Offered Hereby	Shares of Common Stock Beneficially Owned After the Offering(2)	Percentage of Class After the Offering
Impala Private Holdings I, LLC(1)	792,968	Less than 1%	792,968	-	-

(1)

The amount reported includes shares held of record by Impala Private Holdings I, LLC. The selling shareholder is controlled by its sole member, Impala Private Investments, LLC, a Delaware limited liability company (“Impala Parent”). Impala Parent is controlled by its members, Siris Partners III, L.P., a Delaware limited partnership (“Siris Fund III”) and Siris Partners III Parallel, L.P., a Delaware limited partnership (“Siris Fund III Parallel”). Each of Siris Fund III and Siris Fund III Parallel is controlled by its general partner, Siris Partners GP III, L.P., a Delaware limited partnership (“Siris Fund III GP”). Siris Fund III GP is controlled by its general partner, Siris GP HoldCo III, LLC, a Delaware limited liability company (“Siris Fund III GP HoldCo”). Siris Capital Group III, L.P., a Delaware limited partnership (“Siris Fund III Advisor”) serves as investment manager to Siris Fund III and Siris Fund III Parallel pursuant to investment management agreements with each of them. Siris Capital Group, LLC, a Delaware limited liability company (“Siris Capital Group”) shares investment management authority in respect of Siris Fund III and Siris Fund III Parallel pursuant to an agreement between Siris Fund III Advisor and Siris Capital Group. Siris Fund III Advisor is controlled by its general partner, Siris Advisor HoldCo III, LLC, a Delaware limited liability company (“Siris Fund III Advisor HoldCo”). Siris Capital Group is controlled by its managing member, Siris Advisor HoldCo, LLC, a Delaware limited liability company (“Siris Advisor HoldCo”). Each of Siris Fund III GP HoldCo, Siris Fund III Advisor HoldCo and Siris Advisor HoldCo is controlled by Frank Baker, Peter Berger and Jeffrey Hendren. The address of each of the entities and individuals named in this paragraph is c/o Siris Capital Group, LLC, 601 Lexington Avenue, 59th Floor, New York, New York 10022.

(2)

Excludes up to 198,242 shares of common stock that the selling shareholder may be entitled to receive from an escrow account in the future pursuant to the membership interest purchase agreement referred to below, depending on the size of a customary post-closing working capital adjustment. Such 198,242 shares are not considered beneficially owned by the selling shareholder as of the date of this prospectus supplement.

On September 6, 2018, we entered into a membership interest purchase agreement with the selling shareholder relating to our acquisition of Intralinks, Inc. Pursuant to that agreement, we entered into the registration rights agreement to permit the selling shareholder, the holder of common stock issued pursuant to the membership interest purchase agreement, to use our existing registration statement on Form S-3ASR to register such common stock, subject to certain customary limitations, including in relation to certain blackout periods. Other than the registration rights agreement, we currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale of the common stock registered herewith.

The shares of common stock registered pursuant to this prospectus supplement are shares that were previously held in an escrow account as security for obligations under an Intralinks equity-based compensation plan that has been assumed by a subsidiary of the Company pursuant to the membership interest purchase agreement described in the below paragraph.

A further description of the membership interest purchase agreement and the transactions contemplated thereby is contained in our Current Report on Form 8-K filed with the SEC on September 6, 2018, which is incorporated by reference herein.

Plan of Distribution

This prospectus supplement relates to the offer and sale, from time to time, of shares of our common stock by the selling shareholder. We are registering the resale of shares of our common stock to provide the selling shareholder with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling shareholder pursuant to this prospectus supplement or at all. The selling shareholder may sell the common stock offered by this prospectus supplement from time to time in one or more transactions, including without limitation:

•	through underwriters, brokers or dealers;
•	directly to a limited number of purchasers or to a single purchaser; or
•	through agents.

In addition, the manner in which the selling shareholder may sell some or all of the shares of common stock covered by this prospectus supplement includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	negotiated transactions.

A distribution by the selling shareholder of the shares of our common stock may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the selling shareholder may enter into derivative or hedging transactions with third parties, or sell common stock not covered by this prospectus supplement to third parties in privately negotiated transactions. The selling shareholder may loan or pledge shares of our common stock covered by this prospectus supplement to third parties, who may sell the loaned shares of our common stock or, in an event of default in the case of a pledge, sell the pledged shares of our common stock pursuant to this prospectus supplement.

The selling shareholder may also resell all or a portion of its shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(a)(1) of the Securities Act or other applicable exemptions, regardless of whether the shares of our common stock are covered by the registration statement of which this prospectus supplement forms a part.  The selling shareholder is not restricted as to the price or prices at which they may sell the shares of our common stock.  The selling shareholder may also decide not to sell any shares of our common stock.

The offer and sale of the shares of our common stock described in this prospectus supplement by the selling shareholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or at prices that may be changed;
•	at market prices prevailing at the time of sale;
•	at prices relating to such prevailing market prices; or
•	at negotiated prices.

If underwriters are used in the sale of shares of our common stock, such shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares of our common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares of our common stock if they purchase any of the shares of our common stock (other than any shares of our common stock purchased upon exercise of any over-allotment option).

The selling shareholder may sell shares of our common stock through agents from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Any underwriters, broker-dealers and agents that participate in the distribution of the shares of our common stock may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. At a time a particular offering of shares of our common stock is made, an additional prospectus supplement, if required, may be distributed that will set forth the number of shares of our common stock being offered, the method of distribution and the terms of the offering, including the name or names of any underwriters, dealers or agent, the purchase price paid by any underwriter and any discount. In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with,

Underwriters or agents may purchase and sell the shares of our common stock in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the shares of our common stock and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the shares of our common stock, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the shares of our common stock are traded, in the over-the counter market or otherwise.

We will cover our own fees and expenses associated with the offering and the registration of the shares of our common stock, but not the fees of the selling shareholder or underwriter associated expenses. Underwriters and agents may be entitled to indemnification by the selling shareholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business, for which we, or they, may receive customary compensation.

There can be no assurance that the selling shareholder will sell any or all of the shares of our common stock covered by this prospectus supplement.

Legal Matters

The validity of the common stock in respect of which this prospectus supplement is being delivered will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K of SS&C Technologies Holdings, Inc. for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K of DST Systems, Inc. for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Boston Financial Data Services, Inc. and International Financial Data Services Limited that the registrant acquired in 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file reports, proxy statements and other documents with the SEC. Our SEC filings are available to you on the SEC’s website at https://www.sec.gov.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring to those other documents. The information incorporated by reference is considered to be part of this prospectus supplement, and the information that we file with the SEC in the future will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement and any prospectus supplement, in each case other than any documents or portions thereof that are “furnished” and not deemed “filed” in accordance with SEC rules, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A unless, and except to the extent, specified in such Current Report:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 28, 2018,

(2)

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, as filed with the SEC on May 10, 2018, June 30, 2018, as filed with the SEC on August 9, 2018, and September 30, 2018, as filed with the SEC on November 7, 2018,

(3)

Our Current Reports on Form 8-K, as filed with the SEC on January 11, 2018 (but not information furnished pursuant to Item 7.01 or Exhibits 99.1 and 99.2 thereof), February 20, 2018, March 7, 2018, March 15, 2018, April 3, 2018 (but not information furnished pursuant to Item 7.01 or Exhibit 99.1 thereof), April 6, 2018, April 16, 2018 (but not information furnished pursuant to Item 7.01 or Exhibit 99.1 thereof), May 17, 2018, July 2, 2018, August 2, 2018 (but not information furnished pursuant to Items 2.02 or 9.01 or Exhibit 99.1 thereof), September 6, 2018 (but not information furnished pursuant to Item 7.01 or Exhibit 99.1 thereof), October 5, 2018 (but not information furnished pursuant to Item 7.01 or Exhibit 99.1 thereof), November 19, 2018 (but not information furnished pursuant to Item 7.01 or Exhibit 99.1 thereof) and December 6, 2018, and our Current Report on Form 8-K/A, as filed with the SEC on October 31, 2018, and

(4)	Our Definitive Proxy Statement filed with the SEC on April 6, 2018.

We also incorporate by reference the following items included in DST System Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on February 28, 2018:

(1)	Part II – Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations),
(2)	Part II – Item 8 (Financial Statements and Supplementary Data), and
(3)	Part III – Item 9A (Controls and Procedures).

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

SS&C Technologies Holdings, Inc.
80 Lamberton Road
Windsor, Connecticut 06095
Attention: Investor Relations
Telephone: (860) 298-4500

PROSPECTUS

SS&C TECHNOLOGIES HOLDINGS, INC.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts and units. In addition, certain selling shareholders to be identified in a prospectus supplement, in a post-effective amendment or in documents incorporated by reference into this prospectus that we file with the Securities and Exchange Commission may offer and sell our common stock from time to time.

Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus, any applicable prospectus supplement, any related free writing prospectus and any documents incorporated by reference herein carefully before you invest.

This prospectus describes the general manner in which the securities may be offered and sold by us. We will provide supplements to this prospectus describing the specific manner in which we may offer and sell the securities to the extent required by law. We urge you to carefully read this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus before you make your investment decision.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “SSNC.” On October 30, 2018, the closing sale price of our common stock on Nasdaq was $49.02 per share.

Investing in our securities involves a high degree of risk. See “ Risk Factors ” beginning on page 2 of this prospectus, page 17 of our Annual Report on Form 10-K for the year ended December 31, 2017, page 28 and page 34 of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, respectively, which are incorporated by reference herein, as well as the risk factors and other information in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2018.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we or the selling shareholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we or the selling shareholders may offer. Each time we or the selling shareholders sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

Neither we nor the selling shareholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

SS&C Technologies Holdings, Inc., or “SS&C Holdings,” is our top-level holding company. SS&C Technologies, Inc., or “SS&C,” is our primary operating company and a wholly-owned subsidiary of SS&C Technologies Holdings, Inc. Unless the context otherwise requires, in this prospectus, “we,” “us,” “our” and the “Company” mean SS&C Technologies Holdings, Inc. and its consolidated subsidiaries, including SS&C.

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THE COMPANY

This summary highlights important features of this offering and the information included or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2017, and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, which are incorporated by reference herein, as well as the risk factors and other information in any other document incorporated by reference into this prospectus.

We are a leading provider of mission-critical, sophisticated software products and software-enabled services that allow financial services providers to automate complex business processes and effectively manage their information processing requirements. Our portfolio of software products and rapidly deployable software-enabled services allows our clients to automate and integrate front-office functions such as trading and modeling, middle-office functions such as portfolio management and reporting, and back-office functions such as accounting, performance measurement, reconciliation, reporting, processing and clearing. Our solutions enable our clients to focus on core operations, better monitor and manage investment performance and risk, improve operating efficiency and reduce operating costs. We provide our solutions globally to approximately 13,000 clients, principally within the institutional asset and wealth management, alternative investment management, financial advisory and financial institutions vertical markets. In addition, our clients include commercial lenders, real estate investment trusts, corporate treasury groups, insurance and pension funds, municipal finance groups and real estate property managers.

We provide the global financial services industry with a broad range of software-enabled services, which consist of software-enabled outsourcing services and subscription-based on-demand software that are managed and hosted at our facilities, and specialized software products, which are deployed at our clients’ facilities. Our software-enabled services, which combine the strengths of our proprietary software with our domain expertise, enable our clients to contract with us to provide many of their mission-critical and complex business processes. For example, we utilize our software to offer comprehensive fund administration services for alternative investment managers, including fund manager services, transfer agency services, funds-of-funds services, tax processing and accounting. We offer clients the flexibility to choose from multiple software delivery options, including on-premise applications and hosted, multi-tenant or dedicated applications. Additionally, we provide certain clients with targeted, blended solutions based on a combination of our various software and software-enabled services. We believe that our software-enabled services provide superior client support and an attractive alternative to clients that do not wish to install, manage and maintain complicated financial software.

Our principal executive offices are located at 80 Lamberton Road, Windsor, Connecticut 06095, our telephone number at that address is (860) 298-4500 and our Internet address is http://www.ssctech.com . We were incorporated under the laws of the State of Delaware in 2005. The information on our website is not incorporated by reference into this prospectus or the registration statement of which it forms a part, and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, which are incorporated by reference into this prospectus. These risks and uncertainties are not the only risks we face. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING INFORMATION

Certain information contained in this prospectus and any accompanying prospectus supplement constitutes forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry and other industries in which the Company’s clients operate, the Company’s ability to realize anticipated benefits from its acquisitions, including DST Systems, Inc., the effect of customer consolidation on demand for the Company’s products and services, the increasing focus of the Company’s business on the hedge fund industry, the variability of revenue as a result of activity in the securities markets, the ability to retain and attract clients, fluctuations in customer demand for the Company’s products and services, the intensity of competition with respect to the Company’s products and services, the exposure to litigation and other claims, terrorist activities and other catastrophic events, disruptions, attacks or failures affecting the Company’s software-enabled services, risks associated with the Company’s foreign operations, privacy concerns relating to the collection and storage of personal information, evolving regulations and increased scrutiny from regulators, the Company’s ability to protect intellectual property assets and litigation regarding intellectual property rights, delays in product development, investment decisions concerning cash balances, regulatory and tax risks, risks associated with the Company’s joint ventures, changes in accounting standards, risks related to the Company’s substantial indebtedness, the market price of the Company’s stock prevailing from time to time, and those risks discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017 and of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, which are incorporated by reference into this prospectus. Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities by the Company will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. The Company will not receive any of the proceeds from the sale of common stock by the selling shareholders.

SELLING SHAREHOLDERS

Because we are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), we may register shares of our common stock to permit certain selling shareholders to resell their shares when they deem appropriate. Information about selling shareholders, where applicable, including their identities and the number of shares of common stock registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in documents incorporated by reference into this prospectus that we file with the SEC. A selling shareholder may resell all, a portion or none of such shareholder’s shares at any time and from time to time. In general, a selling shareholder may sell shares of our common stock pursuant to this prospectus only if we have identified such selling shareholder and the shares being offered for resale by such selling shareholder in a subsequent prospectus supplement or in a post-effective amendment. However, selling shareholders may sell, transfer or otherwise dispose of all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act. We may be required to pay some or all of the fees and expenses incurred in connection with the registration of securities owned by the selling shareholders.

DESCRIPTION OF CAPITAL STOCK

The following descriptions of our capital stock are based upon our restated certificate of incorporation (“Certificate of Incorporation”), our amended and restated bylaws (“Bylaws”) and applicable provisions of law. We have summarized certain portions of the Certificate of Incorporation and Bylaws below. The summary is not complete. The Certificate of Incorporation and Bylaws are included as exhibits to our most recent Annual Report on Form 10-K incorporated by reference into this prospectus. You should read the Certificate of Incorporation and Bylaws for the provisions that are important to you.

General

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, 5,000,000 shares of Class A non-voting common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, all of which preferred stock is undesignated. The following description of our capital stock and the provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws.

Common Stock

As of October 30, 2018, there were 240,481,972 shares of our common stock outstanding and no shares of our Class A non-voting common stock outstanding.

Holders of our common stock, other than holders of our Class A non-voting common stock, are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Class A non-voting common stock shall not be entitled to vote except as otherwise specifically required by law. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock (including any shares offered by selling shareholders) are, and the shares offered by us pursuant to this prospectus and any prospectus supplement will be, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Each share of Class A non-voting common stock will automatically convert into one share of common stock upon (i) the expiration, with respect to the holder of Class A non-voting common stock, of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, such that such holder could acquire shares of common stock issuable upon conversion of such holder’s shares of Class A non-voting common stock in compliance with the HSR Act, (ii) any other event, the occurrence of which results in the ability of a holder of Class A non-voting common stock to acquire the shares of common stock issuable upon conversion of the Class A non-voting common stock in compliance with the HSR Act or (iii) the sale, assignment, transfer or other disposition of such share of Class A non-voting common stock to a person or entity that would not be required to make a filing under the HSR Act to acquire an equal number of shares of common stock or for which the waiting period under the HSR Act applicable to such person acquiring an equal number of shares of common stock has expired.

Preferred Stock

Under the terms of our Certificate of Incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Upon the closing of this offering, there will be no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Registration Rights

We entered into a registration rights agreement, dated as of November 23, 2005, as amended, with Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. (the “Carlyle Holders”) and William C. Stone. The Carlyle Holders no longer own shares of our common stock. Under the registration rights agreement, Mr. Stone can demand that we file a registration statement and can request that his shares be covered by a registration statement that we are otherwise filing, as described below. These registration rights are subject to conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in certain registrations.

Demand Registration Rights . Mr. Stone may request that we register all or a portion of his common stock for sale under the Securities Act. We must use our reasonable best efforts to effect the registration as requested, subject to our right to postpone such registration if we determine that such registration would be materially detrimental to us or our stockholders or if our board of directors determines in its good faith judgment that the registration would have an adverse effect on a then contemplated public offering of our common stock. Mr. Stone’s right to demand registration of shares is subject to the right of the underwriters to limit the number of shares included in the offering. We are required to effect three of these registrations for Mr. Stone. We are not obligated to effect more than three of these registrations in any year. No registration will count towards such numerical limitations, however, if any shares of common stock requested to be registered are cut back by the underwriters of an offering. Mr. Stone is not entitled to make a registration request if he owns less than 5% of our common stock.

Piggy-back Registration Rights . In addition, if at any time we register any shares of common stock, Mr. Stone is entitled to include all or a portion of his common stock in the registration. We must use our reasonable best efforts to effect the registration as requested, unless we determine for any reason not to proceed with the proposed registration of the securities to be sold by us.

We will pay all registration expenses, other than underwriting discounts and selling commissions, related to any demand or piggyback registration, including the reasonable fees and expenses of one counsel selected by the selling stockholders. The registration rights agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify Mr. Stone as selling stockholder in the event of material misstatements or omissions in the registration statement attributable to us, and he is obligated to indemnify us for material misstatements or omissions in the registration statement attributable to him.

Anti-Takeover Provisions

Staggered Board . Our Certificate of Incorporation and Bylaws divide our board of directors into three classes with staggered three-year terms. In addition, our Certificate of Incorporation and Bylaws provide that directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors; provided that for so long as any of our stockholders has a contractual right with us to remove a director, such director may be removed, with or without cause, by the holders that have the contractual right to remove such director by the affirmative vote of at least a majority of the votes that all such holders would be entitled to cast in an annual election of directors. Under our Certificate of Incorporation and Bylaws, any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office; provided that for so long as any of our stockholders has a contractual right with us to fill a specified vacancy in the board of directors, such specified vacancy shall be filled by the holders that have the contractual right to remove such director by the affirmative vote of at least a majority of the votes that all such holders would be entitled to cast in an annual election of directors. The classification of our board of directors and the limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations . Our Certificate of Incorporation and Bylaws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. Our Certificate of Incorporation and Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our chief executive officer or our board of directors. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

No Action by Written Consent . Action taken by the stockholders must be effected at a duly called annual or special meeting. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Super-Majority Voting . The Delaware General Corporation Law provides generally that the affirmative vote of holders of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, require a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes which all our stockholders would be entitled to cast in an election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our Certificate of Incorporation described in the prior two paragraphs.

Authorized But Unissued Shares . The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Global Select Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Takeover Statute . We have opted out of Section 203 of the Delaware General Corporation Law, which would have otherwise imposed additional requirements regarding mergers and other business combinations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

Nasdaq Listing

Our common stock is traded on The Nasdaq Global Select Market under the symbol “SSNC.”

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue. We may offer secured or unsecured debt securities, which may be senior, subordinated or junior subordinated, and which may be convertible or exchangeable into other securities. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the person to whom any interest on the debt securities will be payable;

•	the places where payments on the debt securities will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	any material United States federal income tax consequences;

•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our equity securities or securities of third parties, or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of any applicable lock-up provision;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

We may issue the registered debt securities, warrants, and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustee, the warrant agents, the unit agents or any other agent of the Company, agent of the trustee or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We and the selling shareholders may sell the securities in any of three ways (or in any combination) from time to time:

•	through underwriters, brokers or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

In addition, the manner in which we and the selling shareholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	negotiated transactions.

A distribution by us or the selling shareholders of the securities covered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, we and the selling shareholders may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. We and the selling shareholders may also loan or pledge securities covered by this prospectus to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

Any selling shareholder may also resell all or a portion of its shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(a)(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part. Selling shareholders are not restricted as to the price or prices at which they may sell our securities. Selling shareholders may also decide not to sell any securities.

The prospectus supplement relating to a particular offering of securities will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, brokers, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

•

the public offering price of the securities and the proceeds to us and any selling shareholders from the sale and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In addition, if this prospectus is used by any selling shareholder to sell common stock, information with respect to the selling shareholder generally will be contained in a prospectus supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

We or the selling shareholders may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or at prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option).

We and the selling shareholders may sell the securities through agents from time to time. Any prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the counter market or otherwise.

Underwriters and agents may be entitled to indemnification by us or the selling shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business, for which we, or they, may receive customary compensation.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed upon by Davis Polk & Wardwell LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of SS&C Technologies Holdings, Inc. for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of DST Systems, Inc. for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Boston Financial Data Services, Inc. and International Financial Data Services Limited that the registrant acquired in 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s website at http://www.sec.gov .

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring to those other documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file with the SEC in the future will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement, in each case other than any documents or portions thereof that are “furnished” and not deemed “filed” in accordance with SEC rules, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or Form 8-K/A unless, and except to the extent, specified in such Current Report:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 28, 2018,

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, as filed with the SEC on May 10, 2018, and June 30, 2018, as filed with the SEC on August 9, 2018,

(3)

Our Current Reports on Form 8-K, as filed with the SEC on January 11, 2018 (but not information furnished pursuant to Item 7.01 or Exhibits 99.1 and 99.2 thereof), February 20, 2018, March 7, 2018, March 15, 2018, April 3, 2018 (but not information furnished pursuant to Item 7.01 or Exhibit 99.1 thereof), April 6, 2018, April 16, 2018 (but not information furnished pursuant to Item 7.01 or Exhibit 99.1 thereof), May 17, 2018, July 2, 2018, August 2, 2018 (but not information furnished pursuant to Items 2.02 or 9.01 or Exhibit 99.1 thereof), September 6, 2018 (but not information furnished pursuant to Item 7.01 or Exhibit 99.1 thereof), and October 5, 2018 (but not information furnished pursuant to Item 7.01 or Exhibit 99.1 thereof), and our Current Report on Form 8-K/A, as filed with the SEC on October 31, 2018, and

(4)	Our Definitive Proxy Statement filed with the SEC on April 6, 2018.

We also incorporate by reference the following items included in DST System Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on February 28, 2018:

(1)	Part II – Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations),

(2)	Part II – Item 8 (Financial Statements and Supplementary Data), and

(3)	Part III – Item 9A (Controls and Procedures).

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

SS&C Technologies Holdings, Inc.

80 Lamberton Road

Windsor, Connecticut 06095

Attention: Investor Relations

Telephone: (860) 298-4500

SS&C Technologies Holdings, Inc.